EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


[LOGO]

              WEEKLY COMMENTARY FOR THE WEEK ENDED OCTOBER 1, 2004

The Fund posted small gains over the past week. Positions in the stock indices, energies and metals were profitable. Losses resulted from positions in the financial sector. Class B units in the Grant Park Fund were up an estimated 0.61% for the week, leaving them down an estimated 17.76% on the year. The
Fund also finished the month of September up an estimated 1.03% for the month.

Long positions in stock indices reported gains as strength in the semi-conductor and software sectors led shares higher. The NASDAQ rallied 2.4% on Friday to cap off a week in which the index gained 3.3%. Friday's rally was sparked by a 15% rally in the price of PeopleSoft after the firm announced that it was replacing its current chief executive and installing the firm's founder in his place. The software company is currently the target of a hostile takeover bid by Oracle. Positions in the foreign share markets also made up ground. The IBEX in Spain added 2.94% on the week while the German DAX was 2.17% higher. The FTSE in London gained 1.78% and the Paris CAC was 1.54% higher. Shorts in the Tokyo Nikkei lost ground as that index gained 0.83% for the session.

Long positions in the energy sector posted profits as prices for crude oil and crude products finished the week higher. Concerns over supply continue to elevate prices. Investors kept a close eye on the situation in Nigeria as rebels there have threatened war over oil profits in that country's southern delta. Nigeria is the fifth largest producer in the Organization of Petroleum Exporting Countries. Crude oil finished the week $1.24 higher to settle at $50.12 per barrel. The close marked the first time that the contract settled above the $50 level. Unleaded gasoline added 2.38 cents to close at $1.3522 per gallon. Heating oil was 3.37 cents higher for the week. Short positions in natural gas lost ground as that market was 70.5 cents higher for the week. It should be noted here that the Fund has liquidated and reversed its positions in natural gas and currently holds a net long position there as of this writing.

Positions in the metals sector also registered gains over the past week. Longs in the gold market benefited as that market rallied $11.50 to close the week at $421.20 per ounce. The week's high of $421.90 marked the highest level the market has seen since the middle of April when it came close to achieving a new 16-year high. Analysts said that much of the recent buying in the gold market has been the result of investors seeking a safe haven, given the uncertainty of further terrorist attacks ahead of the upcoming U.S. presidential election. They also cited higher crude prices, suggesting that some of the profits from crude sales may have been reinvested in the gold market. Longs in silver also gained as the December contract rallied 51.8 cents to close at $6.943 per ounce. Additionally, long positions in the base metals profited from a 4.65-cent rise in the price of high-grade copper.



              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com

Lastly, long positions in the financial sector recorded losses as U.S. Treasurys gave back the gains that they had established over the previous week. In what analysts described as largely a technical move, Thirty-year bonds traded lower throughout much of the week to end the week 1 point and 31/32s lower. This is roughly equivalent to a $2000 drop in value on one contract. Ten-year notes lost a little more than one full point by the end of the week. Five-year notes were 13.5/32s lower by the close on Friday. A report late in the week that showed that sales of North American-made automobiles were ahead of expectations (14.8 million versus 13.5 million annually) also helped to push fixed income prices lower. Overseas positions also lost ground. Longs in the Australian Ten and Three-year bonds experienced setbacks as prices for those instruments were lower at the end of the week.




























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com